As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1951112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 East Katella Avenue, Suite 300

Anaheim, California 92806

(800) 424-9144

(Address of Principal Executive Offices) (Zip Code)

Willdan Group, Inc.
Amended and Restated 2008 Performance Incentive Plan

(Full title of the plan)

Creighton K. Early
Vice President and Chief Financial Officer

Willdan Group, Inc.

2401 East Katella Avenue, Suite 300
Anaheim, California 92806

(800) 424-9144

(Name, address and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley

Cooley LLP

1333 2nd Street

Santa Monica, CA 90401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement is filed by Willdan Group, Inc. (the “Registrant”) to register an additional 478,000 shares of Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Registrant’s Amended and Restated 2008 Performance Equity Plan (as amended, the “2008 Plan”).

The Registrant previously registered shares of its Common Stock for issuance under the 2008 Plan on Registration Statements on Form S-8 filed with the Commission on August 12, 2008 (File No. 333-152951), August 12, 2010 (File No. 333-168787), November 8, 2012 (File No. 333-184823), August 4, 2016 (File No. 333-212907), June 30, 2017 (File No. 333-219133), and June 28, 2019 (File No. 333-232438) (collectively, the “Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The documents containing information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on March 25, 2022 (each, File No. 001-33076).

(b)	The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended April 1, 2022, filed with the Commission on May 6, 2022 (File No. 001-33076).

(c)	The Registrant’s Current Reports on Form 8-K or 8-K/A, filed with the Commission on April 25, 2022 and June 10, 2022 (each, File No. 001-33076).

(d)	The description of the Registrant’s Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A, filed on October 11, 2006 (File No. 001-33076) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, including any amendment or report filed for the purpose of updating such description.

(e)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8. EXHIBITS

0
		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	First Amended and Restated Certificate of Incorporation of Willdan Group, Inc.	S-1	333-136444	3.1	August 9, 2006
4.2	Amended and Restated Bylaws of Willdan Group, Inc.	8-K	001-33076	3.1	April 16, 2020
4.3	Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan	8-K	001-33076	10.1	June 10, 2022
4.4	Description of Willdan Group, Inc.’s Capital Stock.	10-K	001-33076	4.2	March 11, 2022
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Crowe LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
107*	Filing Fee Table

_______________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on June 24, 2022.

WILLDAN GROUP, INC.

By:	/s/ Creighton K. Early
Creighton K. Early
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Brisbin and Creighton K. Early, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas D. Brisbin	Chairman and Chief Executive Officer (Principal Executive Officer) (Principal Executive Officer)	June 24, 2022
Thomas D. Brisbin

/s/ Creighton K. Early	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 24, 2022
Creighton K. Early

/s/ Steven A. Cohen	Director	June 24, 2022
Steven A. Cohen

/s/ Cynthia A. Downes	Director	June 24, 2022
Cynthia A. Downes

/s/ Dennis V. McGinn	Director	June 24, 2022
Dennis V. McGinn

/s/ Wanda K. Reder	Director	June 24, 2022
Wanda K. Reder

/s/ Keith W. Renken	Director	June 24, 2022
Keith W. Renken

/s/ Mohammad Shahidehpour	Director	June 24, 2022
Mohammad Shahidehpour